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                                                                   EXHIBIT 10.29

                     MODIFICATION TO EMPLOYMENT AGREEMENT

          This Modification to Employment Agreement ("Modification") is dated for identification purposes only as of the 6th day of May 1996 by and between STAAR Surgical Company, a Delaware corporation, located at 1911 Walker Avenue, Monrovia, California 91016 (the "Company") and Vladimir Feingold, whose address is 31732 Isle Vista, Laguna Niguel, California 92677 (the "Executive") based on the following:

                                   RECITALS

          A. On January 1, 1994 the Executive agreed to render services to the Company through December 31, 1996 on the terms and subject to the conditions set forth in that certain "Employment Agreement" signed by the Executive and by the Company.

          B. Pursuant to paragraph 13(c)(i) of the Employment Agreement, the Company and the Executive wish to modify its terms and conditions.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Modification, the Company and the Executive agree as follows:

                                   AGREEMENT

          1.  MODIFICATION OF EMPLOYMENT TERM.  Paragraph 2 of the Employment
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Agreement shall be modified to state:

          Company hereby employs Executive pursuant to the terms of this Agreement and Executive hereby accepts employment with the Company pursuant to the terms of this Agreement for the period beginning on January 1, 1994 and ending on December 31, 2001. Beginning on January 1, 2001, but not later than June 30, 2001, either party may give notice to the other that the party desires to renew this Agreement. Thereafter, the terms and conditions of this Agreement shall apply until the parties reach an agreement modifying them. If an agreement is not reduced to writing and executed by the parties by December 31, 2001, then this Agreement shall continue on a month to month basis until terminated by written notice given by either party at least thirty (30) days prior to the end of any monthly period.

          2.   GRANT OF ADDITIONAL STOCK OPTIONS.  There shall be added to
               ---------------------------------
Paragraph 7 of the Employment Agreement a subparagraph (f) which shall state the following:
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     Non-Qualified Stock Options.  Executive shall be included in the 1996 STAAR
     ---------------------------
     Surgical Company Non-Qualified Stock Plan (the "Plan") adopted by Company. Pursuant to the terms of the Plan, Executive shall be entitled to purchase seventy thousand (70,000) shares of Company's common stock (which options shall vest over a period of five (5) years, fourteen thousand (14,000) shares each on May 6, 1998, May 6, 1999, May 6, 2000, May 6, 2001 and May
     6, 2002, respectively), all of which option rights shall expire on May 6, 2006. The purchase price per share shall be $12.50. Stock issued pursuant to the Plan shall be restricted stock, although Company shall reserve the right to issue registered shares if it so decides. Executive agrees to be bound by the terms of the Plan as adopted. These options shall be non-qualified stock options.

          3.   DELETION OF PROVISION RELATING TO LOAN FORGIVENESS.  Paragraph
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7(e)(iii) of the Employment Agreement which is entitled "Forgiveness of the
Loans" shall be deleted in its entirety.

          4.   ADDITION OF PROVISION FOR CHANGE OF CONTROL.  There shall be
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added to paragraph 7 the following subparagraph (g):

     Severance Pay Upon Change of Control.  Upon the sale or disposition by
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     Company of substantially all of its business or assets or the sale of the capital stock of Company in connection with the sale or transfer of a controlling interest in Company to a third party or the merger or consolidation of Company with another corporation as part of a sale or transfer of a controlling interest in Company to a third party, Executive shall receive, as additional compensation and not in lieu of his rights under this Agreement, two (2) years' salary. "A controlling interest" shall be defined as 50% or more of the common stock of the Company. "Two
     (2) years' salary" shall be defined as only the cash compensation paid to Executive pursuant to subparagraph (a) above, as it may be modified from time to time, and shall not include employee benefits, incentive stock options, automobile allowance or debt forgiveness, if any. Executive shall be entitled to receive this additional compensation if Executive's employment is terminated as a result of the change of control described herein or, if Executive, at Executive's election, terminates his employment as a result of such change of control.
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          5.   ALL OTHER TERMS AND CONDITIONS TO REMAIN THE SAME.  The Company
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and the Executive agree that all other terms and conditions of the Employment
Agreement shall remain the same.

          IN WITNESS WHEREOF, the parties have executed this Modification on the 6th day of May, 1996.

                                       "COMPANY"

                                       STAAR Surgical Company



                                       By: /s/ John R. Wolf
                                          -------------------------------------

                                       "EXECUTIVE"


                                       /s/ Vladimir Feingold
                                       ----------------------------------------
                                       Vladimir Feingold